Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ridgedale Holdings Inc. (the “Company”) on Form 10-K for the year ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erik Nelson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 13, 2023	By:	/s/ Erik Nelson
Erik Nelson
Chief Executive Officer
(Principal Executive Officer and
Principal Financial Officer)